John W. Hlywak, Jr. (Investors)                Jay Higham(Physician and Media)
Senior Vice President & CFO                    President & COO
IntegraMed America, Inc.                       IntegraMed America, Inc.
(914) 251-4143                                 (914) 251-4127
email:  jhlywak@integramed.com                 email:  jayhigham@integramed.com
        ----------------------                         ------------------------
Web Address:  http://www.integramed.com
              -------------------------

                    INTEGRAMED REPORTS THIRD QUARTER RESULTS


Purchase, NY, October 27, 2004 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the third quarter ended September 30, 2004.

Reported Results

Total revenues for the third quarter of 2004 were $27.2 million, a 22.3% increase from $22.3 million for the same period in 2003. The contribution to earnings from operations in the third quarter of 2004 was approximately $3.1 million compared to $2.6 million reported for the same period in 2003.

Net income for the third quarter of 2004 was $340,000, compared with the $261,000 net income reported for the third quarter of 2003. Diluted earnings per share for the third quarter of 2004 were $0.09 compared to $0.07 for the same period in 2003.

Total revenues for the first nine months of 2004 were $79.5 million, a 12.8% increase from total revenues of $70.5 million for the comparable period in 2003. The contribution to earnings from operations for the first nine months of 2004 was approximately $8.4 million, compared with $7.9 million for the first nine months of 2003. Net income for the nine months of 2004 was $847,000 or $0.22 per diluted share, compared with $778,000, or $0.22 per diluted share, for the comparable period in 2003.

Management Discussion

"The FertilityPartners segment of our business had a 21.2% revenue growth in the third quarter of 2004 compared to the same period in 2003, while the related contribution grew 10.5% over the same period in 2003," said Gerardo Canet, Chairman and CEO of IntegraMed. "Our Pharmaceutical Services segment revenue is continuing its upward trend increasing 5% over the second quarter of 2004. Our Shared Risk Refund Program and Patient Financing revenues, two accelerating segments of our product mix had a 4% growth in revenues over the second quarter of 2004 and are more than 67% over 2003 levels," added Mr. Canet.

"We are building on the success of the first nine months of 2004 in practice growth", continued Mr. Canet. "In the last year, we added two FertilityPartners(TM) and four FertilityAffiliate(TM) members to the network. We have now contracted with 7 of the top fertility centers to provide a full range of our services and another 18 of the leading fertility centers to provide treatment financing services and the Shared Risk(TM) Refund Program, an

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innovative IVF payment option. The healthy growth in our consumer product lines and the successful business development activities in our core business are key to our strategic growth plan. We will continue to pursue these activities," added Mr. Canet.

Financial Guidance

Our current guidance for fiscal 2004 is for total revenues to range from $100 million to $105 million and for net income to range from $1.0 million to $1.1 million, or $0.26 to $0.29 per diluted share.

About IntegraMed America, Inc.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Investors' Conference Call

Gerardo Canet, Chairman and Chief Executive Officer, Jay Higham, President and Chief Operating Officer and John Hlywak, Senior Vice-President and Chief Financial Officer, will host an investment-community conference call beginning October 28, 2004 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available through November 4, 2004 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 1730397.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days. For further information regarding IntegraMed, this press release or the conference call, please go to IntegraMed's homepage at www.integramed.com and to IntegraMed's Investor Relations website page at www.corporate-ir.net/ireye/ir_site.zhtml?ticker=INMD&script=400.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of October 26, 2004 and IntegraMed undertakes no duty to update this information.

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

                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                              For the                   For the
                                                         three-month period        nine-month period
                                                         ended Sepember 30,       ended September 30,
                                                         -------------------      -------------------
                                                          2004         2003        2004        2003
                                                         ------       ------      ------     -------
                                                             (unaudited)             (unaudited)

Revenues, net
     Fertility Partners .............................   $ 21,535    $ 17,762    $ 63,608    $ 55,533
     Pharmaceutical sales ...........................      4,102       3,553      11,771      12,846
     Fertility Direct ...............................      1,579         942       4,124       2,089
                                                        --------    --------    --------    --------
     Total revenues .................................     27,216      22,257      79,503      70,468
                                                        --------    --------    --------    --------

Costs of services and sales
     Fertility Partners .............................     19,136      15,591      56,983      48,715
     Pharmaceutical costs ...........................      3,958       3,440      11,381      12,500
     Fertility Direct ...............................        989         577       2,810       1,333
                                                        --------    --------    --------    --------
     Total costs of services and sales ..............     24,083      19,608      71,124      62,548
                                                        --------    --------    --------    --------

Contribution
     Fertility Partners .............................      2,399       2,171       6,625       6,818
     Pharmaceutical .................................        144         113         440         346
     Fertility Direct ...............................        590         365       1,314         756
                                                        --------    --------    --------    --------
     Total contribution .............................      3,133       2,649       8,379       7,920
                                                        --------    --------    --------    --------

General and administrative expenses .................      2,556       2,233       6,928       6,668
Interest income .....................................        (65)        (33)       (185)        (77)
Interest expense ....................................         77          22         229          54
                                                        --------    --------    --------    --------
     Total other expenses ...........................      2,568       2,222       6,972       6,645
                                                        --------    --------    --------    --------

Income before income taxes ..........................        565         427       1,407       1,275
Income tax provision ................................        225         166         560         497
                                                        --------    --------    --------    --------
Net income ..........................................        340         261         847         778
                                                        --------    --------    --------    --------

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .......................   $   0.10    $   0.08    $   0.24    $   0.23
     Diluted earnings per share .....................   $   0.09    $   0.07    $   0.22    $   0.22

Weighted average shares - basic .....................      3,551       3,448       3,590       3,399
Weighted average shares - diluted ...................      3,698       3,643       3,784       3,564

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


                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                (all amounts in thousands, except share amounts)


                                                                            September 30,  December 31,
                                                                            ------------   -----------
                                                                                 2004          2003
                                                                            ------------   -----------
ASSETS
Current assets:
   Cash and cash equivalents ...............................................   $ 13,896     $  6,885
   Due from Medical Practices, net .........................................      8,226        8,918
   Pharmaceutical sales accounts receivable, net ...........................      1,684        1,484
   Deferred taxes ..........................................................        948          948
   Prepaids and other current assets .......................................      1,555        3,264
                                                                               --------     --------
       Total current assets ................................................     26,309       21,499

Fixed assets, net ..........................................................     12,992       10,218
Exclusive Service Rights, net ..............................................     20,844       20,504
Deferred taxes .............................................................      2,292        2,795
Other assets ...............................................................        368          278
                                                                               --------     --------

       Total assets ........................................................   $ 62,805     $ 55,294
                                                                               ========     ========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ........................................................   $    791     $    167
   Accrued liabilities .....................................................      7,235        5,274
   Current portion of long-term notes payable and other obligations ........      3,217        3,272
   Patient deposits ........................................................     14,285        9,492
                                                                               --------     --------

       Total current liabilities ...........................................     25,528       18,205
                                                                               --------     --------

Long-term notes payable and other obligations ..............................      3,326        4,239
                                                                               --------     --------

Commitments and Contingencies

Shareholders' equity:
   Common Stock ............................................................         35           35
   Capital in excess of par ................................................     48,083       48,172
   Treasury Stock ..........................................................        (47)        (426)
   Deferred Compensation ...................................................       (351)        (315)
   Accumulated deficit .....................................................    (13,769)     (14,616)
                                                                               --------     --------
       Total shareholders' equity ..........................................     33,951       32,850
                                                                               --------     --------

       Total liabilities and shareholders' equity ..........................   $ 62,805     $ 55,294
                                                                               ========     ========

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